Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Eric Sherb, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Scienture Holdings, Inc.. on Form 10-K for the fiscal year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Scienture Holdings, Inc. at the dates and for the periods indicated.

Dated: March 26, 2025

/s/ Eric Sherb
Eric Sherb
Chief Financial Officer
(Principal Financial/Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Scienture Holdings, Inc. and will be retained by Scienture Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.